Exhibit 99.1

News Release CRESTWOOD MIDSTREAM PARTNERS LP 700 Louisiana Street, Suite 2060 Houston, TX 77002 www.crestwoodlp.com

Crestwood Midstream Announces Third Quarter 2013

Financial and Operating Results

Expansion projects and acquisitions expected to provide visible distribution growth for Crestwood’s integrated midstream platform

HOUSTON, TEXAS, November 7, 2013 – Crestwood Midstream Partners LP (NYSE: CMLP) (“Crestwood”) reported today its unaudited financial results for the three months ended September 30, 2013. This news release includes the separately reported, standalone operations of Crestwood Midstream Partners LP (“Legacy Crestwood”) and Inergy Midstream, L.P. (“Legacy Inergy”) through September 30, 2013. As previously announced, Legacy Crestwood merged into Legacy Inergy on October 7, 2013, with Legacy Inergy surviving the merger and immediately thereafter changing its name to Crestwood Midstream Partners LP. The operations of the combined partnerships will be reported as a single consolidated entity beginning with the fourth quarter 2013, and its fiscal year-end will be December 31.

“We had an extremely active quarter,” stated Robert G. Phillips, Chairman, President and Chief Executive Officer of Crestwood’s general partner. “The Legacy Crestwood and Legacy Inergy businesses both delivered solid operating performances and made acquisitions that expanded our growing footprint in rich gas and crude oil unconventional shale plays to include the Niobrara Shale play. We also continued our merger integration efforts, opportunistically raised capital, and laid the foundation for our recently-announced Arrow acquisition, which will further strengthen our position in the Bakken Shale play. This recent quarter demonstrates the real benefits of our merger going forward: a diversified midstream asset portfolio which includes a strong, rich gas focused gathering and processing business, a stable storage and transportation business and a high-growth NGL and crude services business.”

“We are excited by Crestwood’s pipeline of expansion projects and growth opportunities heading into 2014. In the fourth quarter alone, we anticipate significant capital expenditures as we ramp up spending to facilitate increased production forecasts, particularly in our Marcellus rich-gas gathering footprint, and accelerate our earnings growth. We believe these projects provide a clear path for growing Crestwood’s distribution, and we look forward to discussing our growth plans and strategies in more detail when we provide 2014 guidance in early December,” said Phillips.

-more-

NEWS RELEASE

Third Quarter 2013 Highlights

Legacy Crestwood Highlights

•	Reported adjusted earnings before interest, taxes, depreciation, amortization and accretion (“Adjusted EBITDA”) of $38.7 million, 7% higher than third quarter 2012;

•	Net income of $6.3 million, compared to $14.4 million in the same period last year;

•

Third quarter 2013 results included approximately $5.2 million of significant transaction related expenses primarily attributable to the merger, a $4.4 million gain on the sale of assets and a $4.1 million non-cash impairment of goodwill;

•

Reported total natural gas gathering volumes of 1.0 billion cubic feet per day (“Bcf/d”), compared to 0.9 Bcf/d in the third quarter 2012, including a 47% increase in Marcellus Shale volumes offset by 4% lower gathering volumes in the Barnett Shale. Rich gas gathering volumes were 65% of total gathering volumes in the quarter which reflects Crestwood’s continued focus on rich natural gas and crude oil unconventional development plays; and

•

Acquired a 50% interest in the Jackalope Gathering System located in the rich natural gas and crude oil development areas of the Powder River Basin Niobrara Shale play in Wyoming, as described in more detail below.

“We continue to execute on several important expansion projects which are expected to drive future growth. In the Marcellus Shale, growth capital expenditures were approximately $135 million for the first nine months of 2013. These projects expand our gathering systems and compression stations for our producer, Antero Resources, which completed its initial public offering in October 2013. In the third quarter, we completed the Zinnia 20-inch pipeline, a major backbone system for Antero’s active Greenbrier area in northern West Virginia,” commented Phillips.

“In addition, we placed into service the first phase of the West Union compressor station, located in Antero’s western area in August 2013, and expect to complete this month the second phase, which will add a combined 100 million cubic feet per day (“MMcf/d”) of compression capacity. We also expect to complete in the fourth quarter the Morgan and Perkins compressor stations, which will add a combined 150 MMcf/d of compression capacity on the Zinnia pipeline. With these projects, Antero’s Marcellus production continues to ramp up and we expect gathering volumes to exceed 500 MMcf/d by year-end 2013, an increase of more than 25% over the beginning of 2013,” said Phillips.

NEWS RELEASE

Legacy Inergy Highlights

•	Reported Adjusted EBITDA of $45.9 million, 47% higher than the third quarter 2012; adjusted distributable cash flow of $38.7 million, 32% higher than the third quarter 2012;

•	Reported a net loss of $1.0 million for the third quarter 2013, compared to net income of $13.7 million for the same period last year;

•	Results include approximately $9.0 million of significant transaction-related expenses primarily attributable to the merger and legal settlements;

•

Reported gross profit of $41.5 million in the Storage and Transportation segment, up 30% from the same period in 2012. This segment contribution continues to show the value of these strategically located storage and pipeline assets relative to record natural gas supply growth from the Marcellus Shale play and increasing natural gas demand growth in the northeastern United States;

•

Reported gross profit of $9.9 million in the Crude Services segment, which includes the COLT Hub located in the Bakken Shale acquired in December 2012. Customers continue to utilize contracted capacity at the COLT Hub under long term take or pay contracts; and

•	Acquired an approximate 50% interest in a new crude oil rail terminal located in the Powder River Basin Niobrara Shale play near the Jackalope Gathering System, as described in more detail below.

“In the Northeast, our natural gas storage and transportation hub continues to benefit from favorable market fundamentals driving strong customer demand given our premier market position in close proximity to Marcellus supply and critical Northeast demand markets. For example, in October we successfully sold on a firm transportation basis the 100 MMcf/d of MARC I pipeline capacity that was turned back in December 2012 due to project delays. Additionally, over the past several months we have successfully renewed firm contracts for the vast majority of our storage capacity up for renewal in 2014 at rates consistent with existing customer rates,” stated Phillips.

“In the Bakken, demand for crude oil outlets such as our COLT Hub remains strong on a long-term take or pay basis. We have entered into contracts supporting our ongoing expansion of the COLT Hub, which will increase our crude oil loading capacity to 160,000 barrels per day (“Bpd”) and crude oil storage to 1.2 million barrels and which we expect to complete in the first quarter 2014. We remain confident that the COLT Hub and, upon completion of the Arrow acquisition this month, the Arrow gathering system will establish a significant growth platform for delivering constraint-driven midstream services to Bakken Shale producers,” reported Phillips.

NEWS RELEASE

Recent Acquisition Activity

•

On July 19, 2013, Legacy Crestwood acquired a 50% interest in the Jackalope Gas Gathering System, located in Converse County, Wyoming for approximately $107.5 million. The Jackalope System, serving the emerging Powder River Basin Niobrara Shale play, provides gathering and processing services under a 20-year cost of service fee-based agreement with Chesapeake Energy Corporation (“Chesapeake”) and RKI Exploration & Production, LLC (“RKI”). The Jackalope System includes approximately 100 miles of low pressure gathering pipelines supported by a 311,000-acre area of dedication. The system currently gathers approximately 60 MMcf/d of natural gas and is being expanded to include a 120 MMcf/d processing plant to be placed in service in the second half of 2014;

•

On September 4, 2013, Legacy Inergy acquired an approximate 50% interest in the Powder River Basin Industrial Complex, a crude oil rail terminal facility located near Douglas, Wyoming for $22.5 million. The terminal, which was placed into service in August 2013, is anchored by a contract with Chesapeake. The terminal is currently being expanded to provide for unit-train service with a capacity to load 20,000 Bpd, which is expected to be completed in the first quarter 2014; and

•

On October 10, 2013, Crestwood announced a $750 million acquisition of Arrow Midstream Holdings, LLC, which is expected to close on November 8, 2013. The Arrow systems, located in the core of the Bakken Shale, include more than 460 miles of crude oil, natural gas and water gathering pipelines currently handling approximately 50,000 Bpd of crude oil, 15 MMcfd of natural gas and 8,500 Bpd of produced water. The Arrow systems are anchored by long-term, fee-based contracts and more than 150,000 acres of dedication from producers including WPX Energy, QEP Resources and Kodiak Oil & Gas Corp, among others. The Arrow gathering system is located approximately 60 miles southeast of and is connected to the COLT Hub through third party pipelines. The transaction was financed with an appropriate mix of long-term debt and equity capital as described below, and Crestwood will issue approximately 8.8 million of additional common units to the Arrow sellers upon closing of the transaction, representing approximately $200 million of the $750 million acquisition price.

Recent Capital Markets Activities

•

In September and early October 2013, Legacy Inergy issued approximately 11.8 million common units with net proceeds of approximately $255.2 million, which were used to repay borrowings under the partnership’s revolving credit facility;

NEWS RELEASE

•

In October 2013, Crestwood issued approximately 16.1 million common units with net proceeds of approximately $340.9 million, which will be used to fund part of the Arrow acquisition and to repay borrowings under our $1 billion revolving credit facility; and

•

On October 22, 2013, Crestwood priced $600 million of 6.125% senior notes due 2022, the proceeds of which will be used to fund a portion of the Arrow acquisition and to repay outstanding borrowings under the $1 billion revolving credit facility.

Third Quarter 2013 Distributions

•

On October 24, 2013, Crestwood announced a $0.405 per limited partner unit cash distribution to be paid November 14, 2013, representing a pro forma coverage ratio of approximately 0.93x on outstanding common units.[1] The third quarter 2013 distribution is the sixth consecutive quarterly distribution increase.

Merger Update

•

Since Crestwood Holdings acquired control of Legacy Inergy on June 19, 2013, the Legacy Crestwood and Legacy Inergy organizations have conducted an extensive merger integration process, led by the executive management team announced in August 2013. The merger integration process has enabled Crestwood to consolidate the post-merger organization immediately upon merger close and to quickly integrate the recently announced Arrow acquisition upon its completion. As previously announced, Crestwood expects to achieve cost savings and operational synergies of approximately $15 million to $20 million per year resulting from the merger;

•

On October 1, 2013, Crestwood Holdings announced the post-merger boards of directors for the general partners of Crestwood Equity Partners LP (formerly Inergy, L.P.) and Crestwood Midstream Partners LP (Legacy Inergy). The respective boards represent a diverse group of highly-experienced professionals to help guide the success of the partnerships after the merger;

•	On October 4, 2013, the Legacy Crestwood common unit holders approved the merger by 99.7% of the votes submitted; and

[1]	Represents the adjusted distributable cash flow of Legacy Crestwood plus the adjusted distributable cash flow of Legacy Inergy for the twelve month period ended September 30, 2013, divided by the implied total distributions that would have been paid over the same twelve month period ended September 30, 2013, assuming the merger between Legacy Crestwood and Legacy Inergy had occurred at the beginning of such period.

NEWS RELEASE

•

On October 7, 2013, the merger of Legacy Crestwood into Legacy Inergy was completed. Contemporaneously with the merger, Legacy Inergy changed its name to Crestwood Midstream Partners LP and changed its NYSE ticker symbol to “CMLP,” and Inergy, L.P., which owns the general partner of Crestwood, changed its name to Crestwood Equity Partners LP and its NYSE ticker symbol to “CEQP.”

Third Quarter 2013 Financial and Operating Results

Legacy Crestwood Operations

Adjusted EBITDA of the Legacy Crestwood businesses totaled $38.7 million for the third quarter 2013, a 7% increase from the third quarter 2012. The increase was primarily due to pipeline and compression assets in the Marcellus segment placed in service during 2013 and the acquisition from Enerven Compression, LLC (“Enerven”) in December 2012, also in the Marcellus segment.

EBITDA in the Marcellus segment totaled $13.1 million in the third quarter 2013, 85% higher than the third quarter 2012. Marcellus segment gathering volumes totaled 424 MMcf/d during the third quarter, an increase of 47% from the third quarter 2012. Compression revenues totaled $4.1 million during the third quarter, reflecting the Enerven acquisition, as well as the completion of the West Union compressor station in the third quarter. EBITDA in the Barnett segment totaled $24.0 million in the third quarter 2013, a decrease of $2.3 million from the third quarter 2012, primarily attributable to lower gathering volumes in the dry gas areas of the Barnett Shale. EBITDA in the other operating segments decreased $2.3 million to $6.1 million in the third quarter 2013 as result of lower gathering volumes in the Haynesville Shale.

General and administrative expenses, excluding significant transaction related expenses, totaled $5.2 million in the third quarter 2013, compared to $5.6 million in the third quarter 2012. Transaction related expenses totaled approximately $5.2 million in the third quarter 2013, related principally to the merger with Legacy Inergy.

Legacy Inergy Operations

Adjusted EBITDA of the Legacy Inergy businesses totaled $45.9 million for the third quarter 2013, a 47% increase from $31.3 million reported in the third quarter 2012. The increase was primarily due to the completion of the MARC I pipeline and the acquisition of the COLT Hub, both of which occurred in the fourth quarter 2012.

NEWS RELEASE

Gross profit in the storage and transportation segment totaled $41.5 million, an increase of $9.6 million, or 30%, from $31.9 million reported in the third quarter 2012. The increase was primarily due to the completion of the MARC I pipeline. Gross profit in the crude operations segment totaled $9.9 million, reflecting the acquisition of the COLT Hub in December 2012.

Operating and administrative expenses, excluding significant transaction related costs, totaled $13.5 million, compared to $9.3 million in the third quarter 2012. The increase was largely attributable to operating expenses related to the MARC I pipeline that was placed into service in the fourth quarter 2012, and the COLT Hub that was acquired in December 2012. Significant transaction related expenses totaled $9.0 million in the third quarter 2013, comprised primarily of merger related expenses and the impact of a litigation settlement.

Liquidity and Capital Spending

At September 30, 2013, Legacy Crestwood had approximately $898 million of debt outstanding, comprised of $350 million of 7.75% fixed-rate senior notes due 2019, and approximately $548 million outstanding under revolving credit facilities.

At September 30, 2013, Legacy Inergy had approximately $537 million of outstanding debt, comprised of $500 million of 6.0% senior unsecured notes due 2020 and $37 million under its revolving credit facility.

On October 7, 2013, Crestwood entered into its new $1 billion five-year revolving credit facility and borrowed funds thereunder to repay and retire the Legacy Inergy and Legacy Crestwood revolving credit facilities.

In October 2013, Moody’s and Standard & Poor’s reaffirmed corporate credit ratings for Crestwood of Ba3 (stable) and BB (stable), respectively.

Capital expenditures by Legacy Crestwood for the nine months ended September 30, 2013, totaled approximately $165 million. The majority of capital spending related to construction of pipeline laterals and compression equipment in the Marcellus segment. Capital expenditures by Legacy Inergy for the nine months ended September 30, 2013, totaled approximately $74 million.

Basis of Presentation and Non-GAAP Financial Measures

Separate Quarterly Reports on Form 10-Q for Legacy Inergy and Legacy Crestwood will be filed for the period ended September 30, 2013.

Pursuant to U.S. generally accepted accounting principles (“GAAP”), the acquisition of Crestwood Marcellus Midstream (“CMM”) in January 2013 was accounted for as a reorganization of entities under common control. As such, the historic operations of CMM were retroactively adjusted to reflect Legacy Crestwood’s results as if Legacy Crestwood

NEWS RELEASE

owned 100% of CMM since CMM’s formation and commencement of operations at the end of March 2012. Full year 2012 results were recast in a Form 8-K filed with the Securities and Exchange Commission on May 10, 2013. Information related to 2012 reflected in this news release reflects the recast nature of these amounts.

Adjusted EBITDA and adjusted distributable cash flow are non-GAAP financial measures. The accompanying schedules of this news release provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income or operating income or any other GAAP measure of liquidity or financial performance.

Conference Call

Crestwood will host a conference call and internet webcast for investors and analysts today at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) to discuss the third quarter 2013 performance. The call will be jointly hosted with Crestwood Equity Partners LP (NYSE: CEQP), the owner of Crestwood’s general partner. To participate by phone, dial 1-480-629-9678, and ask for the Crestwood call. A replay of the call will be available for one week by dialing 1-303-590-3030 and using access code 4647444. A webcast of the conference call will also be available live and by replay and can be accessed via the “Presentations” page of Crestwood’s Investor Relations website at www.crestwoodlp.com.

Forward-Looking Statements

The statements in this news release regarding future events, occurrences, circumstances, activities, performance, outcomes and results are forward-looking statements. Although these statements reflect the current views, assumptions and expectations of Crestwood management, the matters addressed herein are subject to numerous risks and uncertainties which could cause actual activities, performance, outcomes and results to differ materially from those indicated. Such forward-looking statements include, but are not limited to, statements about the future financial and operating results, objectives, expectations and intentions and other statements that are not historical facts, including without limitation (i) our belief that significant anticipated capital expenditures by Crestwood, including capital expenditures forecast in the fourth quarter 2013, will enable us to increase Crestwood’s distribution to unitholders; (ii) our expectation that we will complete certain expansion projects in the Marcellus, Powder River Basin Niobrara and Bakken Shale plays later this year and throughout 2014, as applicable; (iii) our plan to complete the Arrow acquisition and $600 million senior note offering on November 8, 2013; and (iv) our expectation that Crestwood will, as a result of the merger, realize $15-$20 million of annual savings and synergies. Factors that could result in such differences or

NEWS RELEASE

otherwise materially affect Crestwood’s financial condition, results of operations and cash flows include, without limitation, failure to satisfy closing conditions with respect to the merger; the risks that the Crestwood businesses will not be integrated successfully or may take longer than anticipated; the possibility that expected synergies will not be realized, or will not be realized within the expected timeframe; fluctuations in oil, natural gas and NGL prices; the extent and success of drilling efforts, as well as the extent and quality of natural gas volumes produced within proximity of our assets; failure or delays by customers in achieving expected production in their projects; competitive conditions in the industry and their impact on Crestwood’s ability to connect natural gas supplies to our gathering and processing assets or systems; actions or inactions taken or non-performance by third parties, including suppliers, contractors, operators, processors, transporters and customers; our ability to consummate acquisitions, successfully integrate the acquired businesses, realize any cost savings and other synergies from any acquisition; changes in the availability and cost of capital; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond Crestwood’s control; timely receipt of necessary government approvals and permits, the ability of Crestwood to control the costs of construction, including costs of materials, labor and right-of-way and other factors that may impact our ability to complete projects within budget and on schedule; the effects of existing and future laws and governmental regulations, including environmental and climate change requirements; the effects of existing and future litigation; and risks related to the substantial indebtedness, of either company, as well as other factors disclosed in Crestwood’s filings with the U.S. Securities and Exchange Commission. You should read filings made by Crestwood with the U.S. Securities and Exchange Commission, including Annual Reports on Form 10-K and the most recent Quarterly Reports and Current Reports for a more extensive list of factors that could affect results. Crestwood does not assume any obligation to update these forward-looking statements.

About Crestwood Midstream Partners LP

Houston, Texas, based Crestwood Midstream Partners LP (NYSE: CMLP) (“Crestwood Midstream”) is a master limited partnership that owns and operates midstream businesses in multiple unconventional shale resource plays across the United States. Crestwood Midstream is engaged in the gathering, processing, treating and compression of natural gas; transportation and storage of natural gas; transportation, fractionation, storage, and terminalling of NGLs; and storage and terminalling of crude oil. Prior to the merger of Legacy Crestwood Midstream Partners LP into Inergy Midstream, L.P., which was completed on October 7, 2013, the partnership was named Inergy Midstream, L.P. and was traded on the New York Stock Exchange under the ticker symbol “NRGM.”

NEWS RELEASE

About Crestwood Equity Partners LP

Houston, Texas, based Crestwood Equity Partners LP (NYSE: CEQP) (“Crestwood Equity”) is a master limited partnership that owns the general partner interest (including the incentive distribution rights) and an approximate 4% limited partner interest of Crestwood Midstream. In addition, Crestwood Equity’s operations include a natural gas storage business in Texas and an NGL and crude oil supply and logistics business that serves customers in the United States and Canada. Prior to the merger of Legacy Crestwood into Legacy Inergy, which was completed on October 7, 2013, Crestwood Equity Partners LP was named Inergy, L.P. and was traded on the New York Stock Exchange under the ticker symbol “NRGY.”

Investor Contact:

Mark Stockard

832-519-2207

mstockard@crestwoodlp.com

###

NEWS RELEASE

Consolidated Statements of Operations

(In millions)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Legacy Crestwood Midstream Partners LP	2013	2012(a)	2013	2012(a)
Operating revenues
Gathering revenues	$25.2	$21.7	$73.3	$51.3
Gathering revenues—related party	18.7	21.6	57.7	67.1
Processing revenues	3.5	2.3	11.5	4.7
Processing revenues—related party	5.4	6.3	16.6	19.6
Compression revenues	4.1	—	11.9	—
Product sales	14.2	11.1	43.6	29.3

Total operating revenues	71.1	63.0	214.6	172.0

Operating expenses
Product purchases	5.3	10.3	18.2	26.7
Product purchases—related party	7.6	—	22.2	—
Operations and maintenance	14.9	10.9	40.5	30.0
General and administrative	10.4	6.6	28.5	22.0
Depreciation, amortization and accretion	14.5	11.6	49.6	36.0

Total operating expenses	52.7	39.4	159.0	114.7

Goodwill impairment	(4.1)	—	(4.1)	—
Gain on sale of asset	4.4	—	4.4	—

Operating income	18.7	23.6	55.9	57.3
Loss from unconsolidated affiliate	(0.4)	—	(0.4)	—
Interest and debt expense	(11.7)	(8.9)	(34.3)	(25.4)

Income before income taxes	6.6	14.7	21.2	31.9
Income tax expense	0.3	0.3	1.0	0.9

Net income	$6.3	$14.4	$20.2	$31.0

Net income attributable to noncontrolling interest	1.9	—	1.9	—

Net income attributable to Crestwood Midstream Partners LP	$4.4	$14.4	$18.3	$31.0

	Three Months Ended September 30,		Nine Months Ended September 30,
Legacy Inergy Midstream, L.P.	2013	2012	2013	2012
Operating revenues
Firm storage	$21.6	$20.7	$64.5	$61.8
Transportation	17.0	7.2	49.5	21.9
Hub services	3.5	3.8	8.4	10.6
Related party firm storage	3.4	3.3	10.1	9.8
Salt	11.8	12.5	34.8	38.9
Crude	11.7	—	36.0	—

Total operating revenues	69.0	47.5	203.3	143.0

Operating expenses
Storage related	3.0	2.0	9.1	4.0
Transportation related	1.0	1.1	3.1	3.5
Salt related	7.9	7.2	22.8	22.8
Crude related	1.8	—	5.3	—
Operating and administrative	22.5	9.4	58.2	24.3
Depreciation and amortization	25.2	13.0	76.3	38.5

Total operating expenses	61.4	32.7	174.8	93.1

Operating income	7.6	14.8	28.5	49.9
Interest expense, net	(8.5)	(1.1)	(27.2)	(1.8)

Income (loss) before income taxes	(0.9)	13.7	1.3	48.1
Income tax expense	0.1	—	0.1	—

Net income (loss)	$(1.0)	$13.7	$1.2	$48.1

Less: net income earned by US Salt, LLC prior to acquisition	—	—	—	4.6

Net income (loss) available to partners	$(1.0)	$13.7	$1.2	$43.5

(a)	Financial information has been revised to include the results of Crestwood Marcellus Midstream LLC.

NEWS RELEASE

Selected Balance Sheet Data

(In millions)

(Unaudited)

	September 30, 2013	December 31, 2012
Legacy Crestwood Midstream Partners LP
Cash and cash equivalents	$5.7	$0.1
Outstanding debt:
CMM credit facility	191.9	127.0
CMLP credit facility	356.2	206.7
Senior unsecured notes	350.0	350.0

	$898.1	$683.7
Unamortized premium on senior notes	1.3	1.5

Total debt	$899.4	$685.2

Total partners’ capital	$876.5	$859.6

Legacy Inergy Midstream, L.P.
Cash and cash equivalents	$1.2	$—
Outstanding debt:
NRGM credit facility	37.0	179.8
Senior unsecured notes	500.0	500.0

Total debt	$537.0	$679.8

Total partners’ capital	$915.3	$759.0

NEWS RELEASE

Operating Statistics

(In millions)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Legacy Crestwood Midstream Partners LP	2013	2012(a)	2013	2012(a)
Marcellus:
Gathering revenues	$11.9	$8.0	$33.8	$15.0
Compression revenues	4.1	—	11.9	—

Total operating revenues	16.0	8.0	45.7	15.0
Product purchases	—	—	—	—
Operations and maintenance expense	2.9	0.9	7.8	1.3

EBITDA	$13.1	$7.1	$37.9	$13.7

Gathering volumes (in Bcf)	39.1	26.6	110.7	50.0
Compression volumes (in Bcf)	24.6	—	74.7	—
Barnett:
Gathering revenues	$22.8	$24.7	$70.6	$74.6
Processing revenues	8.9	8.6	28.1	24.2
Product sales	0.2	—	0.8	—

Total operating revenues	31.9	33.3	99.5	98.8
Product purchases	0.2	—	0.5	—
Operations and maintenance expense	7.7	7.0	21.3	18.4

EBITDA	$24.0	$26.3	$77.7	$80.4

Gathering volumes (in Bcf)	38.6	40.3	118.9	117.5
Processing volumes (in Bcf)	16.7	14.7	53.0	38.5
Fayetteville:
Gathering revenues	$7.5	$7.0	$20.6	$20.0
Product sales	0.3	0.2	0.7	0.4

Total operating revenues	7.8	7.2	21.3	20.4
Product purchases	0.3	0.1	0.7	0.4
Operations and maintenance expense	2.3	1.8	6.7	6.4

EBITDA	$5.2	$5.3	$13.9	$13.6

Gathering volumes (in Bcf)	9.5	8.4	24.7	23.0
Granite Wash:
Gathering revenues	$0.5	$0.5	$1.5	$0.9
Processing revenues	—	—	—	0.1
Product sales	12.7	10.2	39.2	27.0

Total operating revenues	13.2	10.7	40.7	28.0
Product purchases	11.4	9.5	36.2	24.5
Operations and maintenance expense	0.8	0.5	2.1	1.6
Gain on sale of asset	4.4	—	4.4	—

EBITDA	$5.4	$0.7	$6.8	$1.9

Gathering volumes (in Bcf)	1.8	1.8	5.7	4.6
Processing volumes (in Bcf)	1.8	1.8	5.5	4.6
Other:
Gathering revenues	$1.2	$3.1	$4.5	$7.9
Product sales	1.0	0.7	2.9	1.9

Total operating revenues	2.2	3.8	7.4	9.8
Product purchases	1.0	0.7	3.0	1.8
Operations and maintenance expense	1.2	0.7	2.6	2.3
Goodwill impairment	(4.1)	—	(4.1)	—
Loss from unconsolidated affiliate	(0.4)	—	(0.4)	—

EBITDA	$(4.5)	$2.4	$(2.7)	$5.7

Gathering volumes (in Bcf)	2.3	5.0	9.4	17.1

(a)	Financial information has been revised to include the results of Crestwood Marcellus Midstream LLC.

NEWS RELEASE

Operating Statistics

(In millions)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Legacy Inergy Midstream, L.P.	2013	2012	2013	2012
Storage and Transportation:
Firm storage revenues	$25.0	$24.0	$74.6	$71.6
Transportation revenues	17.0	7.2	49.5	21.9
Hub services revenues	3.5	3.8	8.4	10.6

Total operating revenues	45.5	35.0	132.5	104.1
Storage expenses	3.0	2.0	9.1	4.0
Transportation expenses	1.0	1.1	3.1	3.5

Gross profit	41.5	31.9	120.3	96.6
Operating and administrative expense	5.2	3.2	15.4	10.6

EBITDA	$36.3	$28.7	$104.9	$86.0

Salt:
Total operating revenues	$11.8	$12.5	$34.8	$38.9
Salt related expenses	7.9	7.2	22.8	22.8

Gross profit	3.9	5.3	12.0	16.1
Operating and administrative expense	0.4	0.5	1.2	1.6

EBITDA	$3.5	$4.8	$10.8	$14.5

Crude:
Total operating revenues	$11.7	$—	$36.0	$—
Crude related expenses	1.8	—	5.3	—

Gross profit	9.9	—	30.7	—
Operating and administrative expense	1.3	—	2.5	—

EBITDA	$8.6	$—	$28.2	$—

NEWS RELEASE

Reconciliation of Non-GAAP Financial Measures

(In millions)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Legacy Crestwood Midstream Partners LP	2013	2012(a)	2013	2012(a)
Net income	$6.3	$14.4	$20.2	$31.0
Interest and debt expense	11.7	8.9	34.3	25.4
Income tax expense	0.3	0.3	1.0	0.9
Depreciation, amortization and accretion	14.5	11.6	49.6	36.0

EBITDA	$32.8	$35.2	$105.1	$93.3
Items impacting EBITDA:
Goodwill impairment	4.1	—	4.1	—
Gain on sale of asset	(4.4)	—	(4.4)	—
Loss from unconsolidated affiliate	0.4	—	0.4	—
EBITDA from unconsolidated affiliate	0.6	—	0.6	—
Significant transaction related expenses	5.2	1.0	10.7	3.3

Adjusted EBITDA	$38.7	$36.2	$116.5	$96.6
Adjusted EBITDA	$38.7	$36.2	$116.5	$96.6
Cash interest expense	(10.6)	(7.7)	(31.0)	(21.6)
Maintenance capital expenditures	(2.8)	(1.4)	(5.7)	(3.0)
Non-cash equity compensation	0.8	0.5	2.1	1.5
Non-recurring deficiency payment	—	1.4	—	1.4
Other adjustments	—	—	0.1	—

Adjusted distributable cash flow	$26.1	$29.0	$82.0	$74.9

(a)	Financial information has been revised to include the results of Crestwood Marcellus Midstream LLC.

NEWS RELEASE

Reconciliation of Non-GAAP Financial Measures

(In millions)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Legacy Inergy Midstream, L.P.	2013	2012	2013	2012
Net income (loss)	$(1.0)	$13.7	$1.2	$48.1
Interest expense, net	8.5	1.1	27.2	1.8
Income tax expense	0.1	—	0.1	—
Depreciation and amortization	25.2	13.0	76.3	38.5

EBITDA (a)	$32.8	$27.8	$104.8	$88.4
Items impacting EBITDA:
Long-term incentive and equity compensation expense	4.1	3.4	18.7	5.6
Reimbursement of certain costs by Crestwood Equity Partners LP (b)	5.5	—	6.7	—
Transaction costs	3.5	0.1	6.0	0.7

Adjusted EBITDA (a)	$45.9	$31.3	$136.2	$94.7
Adjusted EBITDA	$45.9	$31.3	$136.2	$94.7
Cash interest expense (c )	(7.9)	(0.8)	(24.1)	(1.0)
Maintenance capital expenditures (d)	(0.8)	(1.2)	(3.0)	(4.1)
Income tax expense	(0.1)	—	(0.1)	—
Deficiency payment	1.6	—	1.6	—
Less: Pre-acquisition distributable cash flow of US Salt, LLC (e)	—	—	—	(5.6)

Adjusted distributable cash flow (f)	$38.7	$29.3	$110.6	$84.0

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net cash provided by operating activities	$39.1	$27.4	$106.6	$100.8
Net changes in working capital balances	(10.2)	3.0	(7.3)	(7.8)
Amortization of deferred financing costs	(0.6)	(0.3)	(3.1)	(0.8)
Interest expense, net	8.5	1.1	27.2	1.8
Long-term incentive and equity compensation expense	(4.1)	(3.4)	(18.7)	(5.6)
Provision for income taxes	0.1	—	0.1	—

EBITDA (a)	$32.8	$27.8	$104.8	$88.4
Long-term incentive and equity compensation expense	4.1	3.4	18.7	5.6
Reimbursement of certain costs by Crestwood Equity Partners LP (b)	5.5	—	6.7	—
Transaction costs	3.5	0.1	6.0	0.7

Adjusted EBITDA (a)	$45.9	$31.3	$136.2	$94.7

(a)	EBITDA is defined as income (loss) before income taxes plus net interest expense and depreciation and amortization expense. As indicated in the table, Adjusted EBITDA represents EBITDA excluding the gain or loss on the disposal of assets, long-term incentive and equity compensation expenses, reimbursement of certain costs by Crestwood Equity Partners LP, and transaction costs. Transaction costs are third-party professional fees and other costs that are incurred in conjunction with closing a transaction. EBITDA and Adjusted EBITDA should not be considered an alternative to net income, income before income taxes, cash flows from operating activities, or any other measure of financial performance calculated in accordance with generally accepted accounting principles as those items are used to measure operating performance, liquidity, and our ability to service debt obligations. We believe that EBITDA provides additional information for evaluating our ability to make distributions to our common unitholders and is presented solely as a supplemental measure. We believe that Adjusted EBITDA provides additional information for evaluating our financial performance without regard to our financing methods, capital structure, and historical cost basis. EBITDA and Adjusted EBITDA, as we define them, may not be comparable to EBITDA and Adjusted EBITDA or similarly titled measures used by other corporations or partnerships.
(b)	Crestwood Equity Partners LP is required to reimburse the Company for certain costs under the terms of the Omnibus Agreement entered into on December 21, 2011 in conjunction with the initial public offering.
(c)	Cash interest expense is book interest expense less amortization of deferred financing costs.
(d)	Maintenance capital expenditures are defined as those capital expenditures which do not increase operating capacity or revenues from existing levels.
(e)	The amount represents US Salt’s distributable cash flow prior to the acquisition of US Salt by the Company from Crestwood Equity Partners LP on May 14, 2012, which has been retrospectively included in the historic results of operations of Legacy Inergy.
(f)	Distributable cash flow is defined as Adjusted EBITDA, less cash interest expense, maintenance capital expenditures, deficiency payments (primarily related to deferred revenue), and income taxes. Distributable cash flow should not be considered an alternative to cash flows from operating activities or any other measure of financial performance calculated in accordance with generally accepted accounting principles as those items are used to measure operating performance, liquidity, or the ability to service debt obligations. We believe that distributable cash flow provides additional information for evaluating our ability to declare and pay distributions to unitholders. Distributable cash flow, as we define it, may not be comparable to distributable cash flow or similarly titled measures used by other corporations and partnerships.